UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 13, 2022

EOS ENERGY ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39291	84-4290188
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3920 Park Avenue Edison, New Jersey	08820
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 225-8400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common stock, par value $0.0001 per share	EOSE	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock	EOSEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 13, 2022, Eos Energy Enterprises, Inc. (the “Company”) and YA II PN, LTD (“Yorkville”) amended the Standby Equity Purchase Agreement dated April 28, 2022 (the “Original SEPA”) pursuant to that certain Amendment No. 1 to the Standby Equity Purchase Agreement, dated June 13, 2022 (the “SEPA Amendment” and, together with the Original SEPA, the “SEPA”), to revise the definition of “Commitment Amount” to clarify that the Exchange Cap (as defined in the Original SEPA) will not apply if the average price of all applicable sales of Common Shares under the SEPA (including the Commitment Fee Shares (as defined in the Original SEPA) in the number of shares sold for these purposes) equals or exceeds $2.15 per share (which represents the lower of (i) the Nasdaq Official Closing Price on the Trading Day (each as defined in the Original SEPA) immediately preceding the date of the Original SEPA; or (ii) the average Nasdaq Official Closing Price for the five Trading Days immediately preceding the date of the Original SEPA).

The foregoing description of the SEPA Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the SEPA Amendment, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 hereto and is hereby incorporated by reference.

Supplemental Agreement to the SEPA and Promissory Note Issuance

On June 13, 2022, the Company issued and sold a convertible promissory note with an aggregate principal amount of $7.5 million (the “Promissory Note”) in a private placement to Yorkville under a supplemental agreement dated as of June 13, 2022 (the “Supplemental Agreement”) to the SEPA between the Company and Yorkville.

The Company will use the proceeds from the sale of the Promissory Note for working capital and other general corporate purposes or, if different, in a manner consistent with the application thereof described in the Company’s prospectus relating to the SEPA filed with the Securities and Exchange Commission on April 25, 2022 and included as a part of the Company’s Registration Statement on Form S-3.

The Promissory Note has a maturity date of September 15, 2022 (the “Maturity Date”). Interest shall not accrue on the outstanding principal balance of the Promissory Note unless and until there is an event of default, upon the occurrence of which, interest shall accrue at a rate of 15% per year until collected in full. The Promissory Note is convertible into shares of the Company’s Common Stock at a conversion price of $2.21 (the “Conversion Price”) any time prior to the Maturity Date, subject to the terms and conditions of the Promissory Note. At any time that there is an outstanding balance owed under the Promissory Note, Yorkville may, pursuant to the terms of the Supplemental Agreement, require the Company to deliver an advance under the SEPA for the issuance and sale of Common Stock at the Conversion Price in order to offset the amounts owed by the Company to Yorkville under the Promissory Note. In addition, while there is an outstanding balance owed under the Promissory Note, the Company may use any advance requested by the Company pursuant to the SEPA to offset the amounts owed by the Company to Yorkville under the Promissory Note.

The foregoing descriptions of the Supplemental Agreement and the Promissory Note do not purport to be complete and are qualified in their entirety by reference to the full text of each of the Supplemental Agreement and the Promissory Note, copies of which are filed with this Current Report on Form 8-K as Exhibit 4.1 and Exhibit 4.2 hereto respectively and are hereby incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Supplemental Agreement to the SEPA and Promissory Note Issuance” is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K under the heading “Supplemental Agreement to the SEPA and Promissory Note Issuance” is incorporated herein by reference.

On June 13, 2022, the Company issued and sold the Promissory Note to Yorkville in a private placement pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Company offered and sold the Promissory Note to Yorkville in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act without the involvement of any underwriter. The Company relied on this exemption from registration based in part on representations made by Yorkville in the Supplemental Agreement and the SEPA.

Item 9.01. Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Convertible Promissory Note dated as of June 13, 2022 between Eos Energy Enterprises, Inc. and YA II PN, LTD.
10.1	Amendment No. 1 to the Standby Equity Purchase Agreement dated as of April 28, 2022 between Eos Energy Enterprises, Inc. and YA II PN, LTD.
10.2	Supplemental Agreement dated as of June 13, 2022 to the Standby Equity Purchase Agreement dated as of April 28, 2022 between Eos Energy Enterprises, Inc. and YA II PN, LTD.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2022	EOS ENERGY ENTERPRISES, INC.

	By:	/s/ Randall Gonzales
	Name:	Randall Gonzales
	Title:	Chief Financial Officer

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